EXHIBIT 11


                       CYRIX CORPORATION AND SUBSIDIARIES
                     PRIMARY AND FULLY DILUTED EARNINGS PER
                       COMMON AND COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  FISCAL QUARTER ENDED SEPTEMBER 30,         NINE MONTHS ENDED SEPTEMBER 30,
                                                        1997                 1996                  1997                 1996
                                                 -------------------------------------------------------------------------------

Weighted average common shares outstanding
                                                       19,796                19,463               19,683                 19,376
Incremental shares related to assumed
 exercise of stock options                             ------                ------                  725                 ------
                                                 -------------------------------------------------------------------------------
Weighted average common and common
 equivalent shares                                     19,796                19,463               20,408                 19,376
                                                 ===============================================================================

Income (loss) before extraordinary item                 ($737)              ($6,946)                $597               ($20,350)

Extraordinary loss from early
 extinguishment of debt                                ------                ------               ------                ($1,062)
                                                 -------------------------------------------------------------------------------

Net income (loss)                                       ($737)              ($6,946)                $597               ($21,412)
                                                 ===============================================================================

Earnings (loss) per common and common
 equivalent share - primary:
   Income (loss) before extraordinary item             ($0.04)               ($0.36)               $0.03                 ($1.05)
   Extraordinary item                                  ------                ------               ------                  (0.06)
                                                 ===============================================================================
   Net income (loss)                                   ($0.04)               ($0.36)               $0.03                 ($1.11)
                                                 ===============================================================================
